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                                                                   EXHIBIT 10.13




                    CORPORATE INCENTIVE COMPENSATION PLAN "A"
                             (SENIOR OFFICERS' PLAN)


1.       Purpose of the Plan

         Apache Corporation (the "Company") adopts this Corporate Incentive Compensation Plan "A" (the "Plan") effective January 1, 1998. The purpose of this Plan is to provide incentive to certain senior officers of the Company to achieve certain financial and operational objectives of the financial plan of the Company. Senior Officers are in a unique position to shape the company's strategic direction and to put in place the tools -incentives, capital, etc., to support it's development or endorse the company's long range strategy, and have the power and authority to allocate resources and measure and reward goal achievement. The Corporate IC Plan "A" is intended to incentivize results that will:

         o  Enhance shareholder value,

         o  Enhance the Company's financial position, and

         o Create interaction and involvement through the management of the Corporate IC Plan "B".

2.       Administration

         The Plan shall be administered by the Company's Board of Directors (the "Board"), except to the extent that the Plan delegates authority to the Management Development and Compensation Committee (the "Committee") of the Board, and except to the extent that the Board otherwise delegates or provides.

         The Committee shall administer the Plan and make recommendations to the Board concerning selection of employees eligible to participate in the Plan (the "Participants") and the funding of the Plan.

         All actions, decisions, and determinations of the Committee concerning the Plan and its administration shall be subject only to review by the Board to the extent the Board deems review appropriate, and shall otherwise be final, conclusive and binding upon the Company, its shareholders, subsidiaries, affiliates, employees and officers, and upon all Participants and all other affected persons.

3.       Eligible Participants

         The Committee will designate certain senior officers of the Company as Participants, but will include the Chairman/CEO and COO/President.



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4.       Assessment

         Assessment of the performance of the Participants and subsequent recommendations for payment of incentive compensation will rest with the Committee. The recommendation will be made to the Board for final approval.
         The Committee's assessment will include the following areas:

         1. Comparison of company's performance for one year against that of a defined peer group of "tier one independents." (Attachment I)

         2. Assessment of Participant's strategic management as evidenced by selection of and achievement of the tasks identified as the annual component of the strategic plan.

         3. Other factors, such as participant's individual objectives which are deemed by the committee and the Board to bear on the annual incentive opportunity for the Participants.

         Comprehensive comparative information on defined peer group to be made available to the Committee by Management.

5.       Distribution

         Awards under the Plan shall be determined as follows:

         a)    Eligible salary equal to 50% of base compensation,

         b) Up to 75% of eligible salary be recommended by achievement as reviewed and approved by the Committee, and

         c) Up to 25% of eligible percent of salary be recommended by achievement of personal objectives.

         Distribution of a Participant's award, if any, shall be made on or before 90 days after the end of the Plan year (the "Distribution Date".) A portion(s) of the award may be deferred to future years dependent upon the payout/funding mechanism as recommended annually by the Committee.

6.       Miscellaneous Provisions

         Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or interfere in any way with the right of the Company to determine a Participant's compensation or any other terms of employment.

         A Participant's rights and interests under this Plan may not be assigned, transferred, attached, pledged, mortgaged or hypothecated.

         The Company has the right to offset from a Participant's award any amounts due from the Participant to the Company.



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         A Participant shall be entitled to an award under the Plan only if the
         Participant is employed by the Company or an affiliated company on the Distribution Date for the applicable Plan year. If a Participant dies, retires, or suffers a disability after receiving an award allocation, but prior to the Distribution Date, special provisions may be granted for that Participant by the Committee.

         This Plan, in combination with the Corporate Incentive Plan "B", supercedes and replaces the Company's Corporate Administrative Group Incentive Plan, as amended effective January 1, 1990.

7.       Amendment and Termination

         The Board, upon recommendation by the Committee, may at any time suspend, amend, modify or terminate the Plan; provided that no suspension, amendment, modification, or termination shall alter or impair any rights or obligations to any award distributed previously under the Plan. If this Plan is terminated during any incentive period for which Participants have been selected to participate, the Board may, in its sole discretion, make provision for payment of awards as it deems appropriate.

8.       Governing Law

         The Plan shall be construed in accordance with and governed by the laws of the State of Texas.



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Dated this 16th day of July, 1998.



Attest:

/s/ Cheri L. Peper                     /s/ Raymond Plank
-----------------------------------    -----------------------------------------
CORPORATE SECRETARY                    RAYMOND PLANK
                                       CHAIRMAN & CHIEF EXECUTIVE OFFICER



/s/ Cheri L. Peper                     /s/ G. Steven Farris
-----------------------------------    -----------------------------------------
CORPORATE SECRETARY                    G. STEVEN FARRIS
                                       PRESIDENT & CHIEF OPERATING OFFICER


/s/ Cheri L. Peper                     /s/ Daniel L. Schaeffer
-----------------------------------    -----------------------------------------
CORPORATE SECRETARY                    DANIEL L. SCHAEFFER
                                       VICE PRESIDENT, HUMAN RESOURCES



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                                                                  ATTACHMENT "I"


                          LISTING OF PEER COMPANIES FOR
                             COMPARATIVE ASSESSMENT




                             NOBLE AFFILIATES, INC.

                             VASTAR RESOURCES, INC.

                         ANADARKO PETROLEUM CORPORATION

                             ENRON OIL & GAS COMPANY

                           BURLINGTON RESOURCES, INC.

                               ORYX ENERGY COMPANY

                                PENNZOIL COMPANY

                       UNION PACIFIC RESOURCES GROUP, INC.